Exhibit 5.1

March 27, 2017

PhaseRx, Inc.

410 W. Harrison Street, Suite 300

Seattle, WA 98119

Re:	PhaseRx, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to PhaseRx, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the registration of 584,516 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), for issuance upon the exercise of stock options or reserved for issuance pursuant to future awards under the PhaseRx, Inc. 2016 Long-Term Incentive Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company, each as amended and/or restated as of the date hereof; (ii) certain resolutions of the board of directors of the Company related to the filing of the Registration Statement, the assumption of the Plan and the issuance of the Shares; (iii) the Plan; (iv) the Registration Statement and all exhibits thereto; (v) the specimen Common Stock certificate; (vi) a certificate executed by an officer of the Company, dated as of the date hereof; and (vii) such other records, documents and instruments as we considered appropriate for purposes of the opinion stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified, conformed or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinion stated herein, we have, without independent third party verification of their accuracy, relied in part, to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

We have also assumed that, at the time of the issuance of the Shares: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective, (ii) no stop order of the Commission preventing or suspending the use of the prospectus described in the Registration Statement will have been issued, (iii) the prospectus described in the Registration Statement and any required prospectus supplement will have been delivered to the recipient of the Shares as required in accordance with applicable law, (iv) the resolutions of the board of directors of the Company referred to above will not have been modified or rescinded, (v) the Company will receive consideration for the issuance of the Shares required by the Plan and that is at least equal to the par value of the Common Stock, (vi) all requirements of the DGCL, the Certificate of Incorporation and the Bylaws will be complied with when the Shares are issued, (vii) sufficient shares of Common Stock will be authorized for issuance under the Certificate of Incorporation of the Company that have not otherwise been issued or reserved for issuance and (viii) neither the issuance nor sale of the Shares will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that upon the issuance of the Shares in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP